                                                                    Exhibit 10.3

                                 PACKETEER, INC.

                               RESELLER AGREEMENT



ALCATEL BUSINESS SYSTEMS
---------------------------------------     -------------   ------------------
       Company Name                         Agreement #     Effective Date

12, rue de la Baume
------------------------------------------------------------------------------
   Address

Paris              FRANCE                 75008
---------------------------------------------------------   ------------------
  City     State/Province/Country      Postal Code          Telephone



1. APPOINTMENT

A. Packeteer appoints the reseller named above (hereafter "Alcatel Business Systems") and each Authorized Units, as defined in Article 4.A (hereafter collectively "Reseller") as an authorized, non-exclusive reseller in the Territory specified in Addendum A for a period of three years and Reseller accepts such appointment. In connection with such appointment, and subject to the terms of this Reseller Agreement (the "Agreement"), Packeteer grants to Reseller, and Reseller accepts a non-transferable, non-exclusive right 1) to resell the products set forth in Addendum A ("Products") solely to persons or entities in the Territory that obtain the Products either for personal or internal business use or for the provisioning of services and not for resale, license or distribution to third parties subject to the provisions of Addendum C, and that are subject to the terms of the end user agreement which accompanies the Product ("End Users"), and 2) to use the Products for the purposes set forth in this Agreement. All rights not expressly granted to Reseller herein are reserved by Packeteer. This Agreement will automatically renew for successive one-year terms unless terminated earlier in accordance with the terms of this Agreement.

2. LICENSE; LIMITATIONS

A. Subject to the terms and conditions of this Agreement, Packeteer grants to Reseller a non-transferable, non-exclusive limited license to distribute the object code of both 1) Packeteer's proprietary software and 2) software that Packeteer has obtained pursuant to rights granted from third parties ("Software") incorporated in the Products or otherwise provided with the Products solely to End Users. The Software is protected under copyright laws. The licenses granted in this section by Packeteer do not constitute a sale of the Software. All copyright and proprietary rights notices included in the Software must be reproduced and included with any copy of any portion of the Software. Reseller will not translate any portion of the Software or associated documentation into any other format or language without the prior written consent of Packeteer, which shall not be unreasonably withheld. Except as specifically provided in this Agreement, Reseller may not transfer the Software or the licenses granted herein to any third party.

B. The Products are a "commercial item" and Reseller will provide the Products to U.S. Government End Users with only those rights as are granted to all other End Users pursuant to the terms and conditions herein.

C. Subject to the provisions of the License Agreement which may be entered between Packeteer and any of (i) Alcatel Business Systems or (ii) Alcatel as defined in Article 4.A or (iii) any Authorized Unit , Reseller may not alter, modify, reproduce or create derivative works from the Products, the Software or any part thereof. Reseller will not, directly or indirectly, 1) solicit or consummate sales of the Product outside the Territory without the prior written consent of Packeteer,
         2) resell or otherwise distribute the Products to customers other than End Users, 3) engage any third party distributors to distribute the Products, or 4) sell the Products to customers whom Reseller knows or has reason to know intend to resell the Products. Reseller agrees not to reverse engineer, decompile, or disassemble the Products or otherwise reduce the Software to human-perceivable form, or to encourage or assist third parties in doing so.

3. PRICES

A. Addendum A references the worldwide list price for Products as of the Effective Date. Packeteer reserves the right to change list prices upon at least [*] prior written notice to Reseller.

B. The Net Reseller Price for Products purchased under this Agreement will be the list price at the time of Reseller's orders, less the discounts as specified in Addendum A.

C.       Net Reseller Price does not include transportation.

D. The Net Reseller Price is exclusive of all applicable taxes associated with the marketing, distribution and delivery of the Products, including but not limited to sales, use, withholding, excise, value-added and similar taxes and all customs, duties or other governmental impositions, but excluding taxes calculated on Packeteer's net income ("Taxes"). Reseller will pay all Taxes associated with the sale and delivery of all Products. If claiming tax exemption, Reseller will provide Packeteer with a valid tax exemption certificate.

E.       [*]


F. Packeteer agrees to consider in good faith the granting to Reseller of additional discounts on a case-by-case basis.

4. ORDERS; SHIPMENTS; CANCELLATIONS AND CHANGES

A. Authorized Units may place orders directly with Packeteer once the Unit Approval Addendum attached as Addendum D hereto has been executed by such Authorized Unit.

         For the Purpose hereof, an Authorized Unit shall be defined as any company of which the capital is controlled by 50 % or more by Alcatel, a French Company with a registered address 12 rue de la Baume, 75008 Paris, France.

B. Reseller and Packeteer will agree upon non binding quarterly Purchase Objectives. The initial quarterly Purchase Objectives are stated in the Addendum A.

         Each of Alcatel Business Systems and the Authorized Units will provide a non binding three month rolling forecast.

C. Purchase orders may be sent by fax, email or letter and will include the fax number or email address to be used for orders acknowledgement purposes (the "Acknowledgement References"). Packeteer will acknowledge in writing written purchase orders received from Reseller within a week of their receipt provided however that such purchase orders include the appropriate Acknowledgement References. At the time of acknowledgement, Packeteer will provide scheduled delivery dates which delivery date shall not be later than 4 weeks from the date Packeteer receives the order. Sales of Product to Reseller will be governed by this Agreement, and any additional or different terms on Reseller's purchase order form that conflict with this Agreement will have no force or effect.

D.       Reseller may request shipment up to [*] after order date.

E. Reseller may cancel shipment or request changes in a scheduled shipment date at no charge up to 10 business days before scheduled shipment. Any later cancellation or change will be subject to a charge of 10% of the shipment's list price value and applicable freight charges if Product is in transit.

F. Packeteer will use reasonable efforts to meet any scheduled shipment date.

         Title to Packeteer Products (hardware only) and risk of loss or damage will pass to Reseller at the time of delivery by Packeteer to the carrier ("FCA" Cupertino as defined by the ICC Incoterms 1990). All shipments will be deemed accepted upon receipt provided however that Packeteer will be entitled to reschedule orders with a maximum additional delay of [*] to the original delivery date when Reseller has not met [*] of the cumulated forecasts for two successive quarters.

G. For each Product ordered by Reseller pursuant to this Agreement, Packeteer will perform its standard factory production test applicable to such Product. Packeteer will ship a Product to Reseller only after it passes the



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         factory production test. Reseller shall have the opportunity to review Packeteer's standard factory production test procedures as it considers necessary during normal business hours on reasonable prior written request. Upon request by Reseller, respective Quality Managers of Packeteer and Reseller will meet to review quality procedures, standards and testing requirements.

5. PAYMENT

A. Reseller will use best efforts pay invoices within 45 days and will pay all invoices in full within a maximum of 60 days after the date of invoice unless Packeteer agrees to other terms.

B. Claims for adjustment of any invoice will be waived if Reseller fails to present claim within 90 days from date of Packeteer invoice. Claims, credits or offsets may be deducted from any invoice as agreed by both parties in writing prior to deduction.

6. PRICE ADJUSTMENTS; PRICE PROTECTION

A. If Packeteer raises list prices, Packeteer will invoice based on the old, lower price for orders placed by the Reseller (with delivery) within one month after the effective date of the list price increase.. Protection of prices will be provided by Packeteer for the period of time between the submission of a tender by Reseller and the award of a contract to Reseller further to such tender provided, however, that (i) such protection will be limited to tenders submitted to carriers, unless otherwise agreed upon in writing between Reseller and Packeteer and (ii) Reseller shall have notified in advance Packeteer of the submission of such tender.

B. If Packeteer reduces list prices, Reseller will be billed based on the new, lower price for Packeteer Products shipped on or after the effective date of the reduction.

C. If Packeteer reduces list prices, Reseller may apply for a price protection credit equal to the total reduction in Net Reseller Price for eligible products remaining unsold that were shipped within two months before the effective date of the reduction. In order to receive a credit, Reseller must submit to Packeteer a report of inventory eligible for the price credit within 20 days of the effective date of the list price decrease.

7. STOCK ADJUSTMENTS

A. Packeteer Products eligible for stock adjustment are products that Packeteer is still selling and that are still in their unopened, original packaging, marketable as new merchandise. Reseller will return items at Reseller's expense.

B. Products returned for stock adjustment are subject to a restocking charge of 10%. Packeteer will bear transportation costs associated with such returned Products.

C. Eligible Products may be returned for stock adjustment once each calendar quarter during the first two weeks of the quarter. Reseller must purchase new Products of equal or greater value for immediate shipment at the time of return.

D. Reseller must obtain a Returned Material Authorization (RMA) number for each shipment returned for stock adjustment. If an RMA number does not appear on the outside of all boxes returned to Packeteer, the shipment may be returned to Reseller at Reseller's expense.

E. Reseller will receive a credit for eligible Products returned for stock adjustment at the Net Reseller Price in effect when Packeteer receives them, less the return charges indicated above and any promotional discounts.

8. DEFECTIVE UNITS

A. Reseller and Packeteer agree that the procedure provided below for return and repair or replacement will be Reseller's exclusive remedy for any claim relating to any alleged defect or nonconformity in the Products, subject to the provisions of article 13 hereafter.

B. Packeteer will repair or replace any Packeteer Product found defective by Reseller within 15 days of its shipment to Reseller and prior to its sale to the End User.

         1) Unless Packeteer gives other instructions, the defective unit will be returned to Packeteer freight collect. Reseller must notify Packeteer that the unit is being returned and must obtain an RMA number. If an RMA number does not appear on the outside of all boxes returned to Packeteer, the shipment may be returned to Reseller at Reseller's expense.

         2) Packeteer may inspect the unit to verify that it is eligible for repair or replacement. Such eligibility will be based solely on whether the unit is in fact defective and whether the claim is timely. Packeteer's approval will not be unreasonably withheld.

         3) Packeteer will be entitled to determine at its discretion whether to repair or replace for the defective unit.

         4) Packeteer will not repair or replace for units damaged from abuse or misuse (including improper storage), attempted repair by an unauthorized individual, or repossession. Reseller will reimburse Packeteer for freight for such units, or where no defects are found.

9. RESELLER RESPONSIBILITIES

A. Reseller will provide first line technical support for the products to its End Users, responding to End Users' inquiries within a reasonable time.

B. Subject to the provisions of article 10 A hereafter, Reseller will train and maintain a sufficient number of capable technical and sales personnel to serve the demands of End Users for the Products, to service and support the Products, to call on End Users with reasonable frequency and to answer promptly all End User inquiries or requests for information regarding the Products.

C. List prices are suggested prices for resale to Reseller's customers and a basis for calculating Net Reseller Price. Reseller has the right to determine its own resale prices, and no Packeteer representative will require that any particular price be charged by Reseller or withhold any treatment to Reseller based on Reseller's pricing policies. Reseller agrees that it will promptly report any effort by Packeteer personnel to interfere with its pricing policies directly to a Packeteer officer or manager.

D. Reseller agrees that high end user satisfaction is a condition of value added reseller authorization by Packeteer. The distribution channels established by Packeteer and the obligations placed on value added resellers exist to ensure high end user satisfaction.

E. Reseller will use best efforts to have Reseller's sales force participate in all Packeteer sponsored training sessions.

10. PACKETEER RESPONSIBILITIES

A. Packeteer will provide, free of charge, initial training on the Products for a reasonable number of technical and sales personnel. After the initial training Packeteer will make available at a reasonable charge scheduled classes for sales training programs and for product maintenance and installation in places and at times to be mutually agreed upon by both parties.

B. Packeteer will furnish at no charge one master reproduction copy, in the English language, of all sales literature, drawings, functional descriptions, customer training manuals and other standard materials necessary to promote the sale, installation and maintenance of Products and to enable Reseller to perform its obligations under this Agreement.

C. Packeteer will keep Reseller regularly informed of its policies regarding Product launching and will provide a 12-month rolling product plan, updated quarterly, with Products assigned to calendar quarters. Packeteer will provide Reseller with at least three (3) months prior notice of changes in Product evaluations and Product launches.

D. Packeteer will provide Reseller one of each of the Products together with their updates or new releases for the purposes of beta or evaluation testing which shall be free of charge.

11. RESELLER REPORTING AND RECORD-KEEPING

A. For purposes of contract compliance verification, product safety information, corrections for operational problems and the like, Reseller is required to maintain records of customer purchases of Products for one year. Records must include serial number and date of sale of the Products and for the USA, the state in which it is sold.

B. At Packeteer's discretion, and upon reasonable notice to Reseller, Packeteer or Packeteer's designate will be given on-site access to Reseller's customer records, inventory records and other books and records of account as necessary to verify and audit Reseller's compliance with the terms of this Agreement. Packeteer undertakes to keep the information accessed during such on site visit strictly confidential and to use such information only for compliance audit purposes. Packeteer shall not provide such information to another Reseller and shall not use such information to directly approach or deal with in any manner any Reseller's customer.

C. Any of Alcatel Business Systems or the concerned Authorized Units will provide quarterly a point of sale (POS) report for the US Sales only. The POS report will detail shipments by state. These reports are to be sent to Packeteer's Sales Department.

12. USER WARRANTY

A. Packeteer Products are covered by a user warranty, a copy of which is included with each Product. The user warranty runs in favor of the End User. The user warranty period begins on the End User's date of purchase. Packeteer may require that Reseller provide proof of purchase by the End User. The user warranty is the only warranty covering a Product sold under this Agreement.

B. NO OTHER WARRANTY IS EXPRESSED OR IMPLIED. PACKETEER SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

13. LIMITATION OF REMEDIES AND LIABILITY

A. THE REMEDIES PROVIDED IN THIS AGREEMENT, INCLUDING THE PROCEDURE FOR RETURN OF DEFECTIVE UNITS, ARE RESELLER'S SOLE AND EXCLUSIVE REMEDIES. NO PARTY TO THIS AGREEMENT WILL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

B. If any Product sold hereunder is defective and as a result thereof has directly caused direct damages or is determined by a court of competent jurisdiction to be defective and to have directly caused bodily injury, death or property damage in no event will Packeteer's liability to Reseller in connection with this Agreement exceed the amounts actually paid by Reseller under this Agreement during the preceding twelve (12) months.

14. RELATIONSHIP

A. Reseller's relationship to Packeteer will be that of an independent contractor engaged in purchasing Products for resale to End Users. Reseller and its employees are not agents or legal representatives of Packeteer for any purpose and have no authority to act for, bind or commit Packeteer. Reseller and Packeteer agree that this Agreement does not establish a franchise, joint venture or partnership.

B. Any commitment made by Reseller to its customers with respect to quantities, delivery, modifications, interfacing capability or suitability will be Reseller's sole responsibility unless prior written approval is obtained from Packeteer. Reseller has no authority to modify the user warranty or to make any commitment on Packeteer's behalf and Reseller will indemnify Packeteer from liability for any such modified warranty or other commitment by Reseller.

15. TRADEMARK

A. From time to time, Packeteer may designate one or more Packeteer trademarks as available for Reseller's use and will provide standards for that use. Packeteer authorizes Reseller to use these designated trademarks.

         1) Reseller will use the designated trademarks in accordance with these standards solely in advertising and promoting Packeteer products, in good taste and in a manner that preserves their value and Packeteer's rights in them.

         2) Reseller will not use any Packeteer trademark or trade name in a way that implies Reseller is an agency or branch of Packeteer. Reseller will immediately change or discontinue any use as requested by Packeteer.

         3) Reseller has no right, title or interest in any Packeteer trademark or trade name and is not authorized to use any Packeteer trademark or trade name other than the designated trademarks. Any rights in any Packeteer trademark or trade name acquired through Reseller's use belong solely to Packeteer.

         4) Reseller will not at any time during or after this Agreement do anything that may adversely affect Packeteer's ownership of, the validity or enforceability of, or infringe or contribute to the infringement of any Packeteer trademark or trade name.

16. PROPRIETARY INFORMATION

A. The Reseller and Packeteer acknowledge that, in the course of performing duties under this Agreement, each party may obtain proprietary or confidential information from the other party ("Proprietary Information"). Proprietary Information may be disclosed to a party in writing, in other tangible form, orally or visually. When disclosed in writing or other tangible form, the Proprietary Information will be identified and labeled as confidential and belonging to the disclosing party. When disclosed orally or visually, such Proprietary Information will first be identified as confidential at the time of the oral or visual disclosure, with subsequent confirmation in writing within 15 days after disclosure.

B. Neither party will at any time, either during or after the term of this Agreement, or for a period of 3 years after its expiration 1) publish, disclose or otherwise divulge any of the other party's Proprietary Information to any person, except its officers and employees under a confidentiality of such information consistent with the obligations imposed hereunder, or 2) permit its officers or employees to divulge any of the other party's Proprietary Information without the prior written consent of the other party. Neither party will use the other party's Proprietary Information except in the course of its duties under this Agreement. Upon termination of this Agreement for any reason, each party further agrees to immediately destroy with evidence thereof or return to the other party all of the other party's Proprietary Information in its possession, custody or control.

C. The Proprietary Information restrictions will not apply to information which 1) is already known to the other party, 2) is or becomes publicly known through no wrongful act of the receiving party, 3) is independently developed by the receiving party without benefit of the disclosing party's Proprietary Information or 4) is received from a third party without similar restriction and without breach of this Agreement.

17. INDEMNITY

A. Packeteer will, except as otherwise provided below, defend or settle any claim made or suit or proceeding brought against Reseller and/or its customers to the extent it is based on an allegation that any unmodified Product sold under this Agreement infringes any patent, trademark or copyright, provided Packeteer is notified promptly in writing and given information, assistance (so long as Packeteer pays the out-of-pocket expenses) and sole authority to defend or settle same at Packeteer's expense; and Packeteer will pay all damages and costs finally awarded therein against Reseller and/or Reseller's customer, notwithstanding the provisions of article 13 hereof. If any such Packeteer product is held to infringe and its use is enjoined, or in case of a settlement, Packeteer will have the option at Packeteer's expense to replace same with a non-infringing product; or modify same so it becomes non-infringing.

B. The foregoing states Packeteer's entire liability for intellectual property infringement by products furnished under this Agreement.

18. TERMINATION

A. This Agreement may be terminated without cause by either party upon written notice to the other party given no fewer than sixty (60) days prior to the end of the then-current term. Either party may terminate this Agreement for material breach of this Agreement by the other party ("Cause") by giving written notice to the defaulting party and allowing a thirty (30) day period to cure the breach. Either party may terminate this Agreement immediately upon written notice if the other party ceases to do business for any reason or becomes subject to any bankruptcy, insolvency, reorganization, liquidation or other similar proceedings are not dismissed within fifteen (15) days thereafter. Packeteer may terminate the Agreement with any Authorized Unit for material breach by such unit provided, however, that such termination shall not entail the termination of this Agreement nor of any other Agreement with other Authorized Unit.

B. Any Authorized Unit may terminate the Agreement with respect to itself only by giving at least 60 days prior written notice to Packeteer and Reseller .

C. Upon termination or expiration of this Agreement for any reason, Reseller will immediately cease to be an authorized Packeteer reseller and will refrain from representing itself as such and from using any Packeteer trademark or trade name.

D. Upon termination or expiration, either party may require that Packeteer purchase any Products sold to Reseller by Packeteer under this Agreement that Packeteer is still selling, in their unopened, original packaging and marketable as new merchandise. Packeteer will pay Reseller Packeteer's then current Net Reseller Price or Reseller's original purchase price for such products, whichever is lower. Reseller should contact its sales representative for information about the items eligible for repurchase and instructions for their return at Packeteer's expense.

E. Neither party will be liable to the other for damages in any form by reason of the termination or cancellation of this Agreement in accordance with the provisions set forth in this Agreement.

F. The indemnities and record-keeping provisions set forth in this Agreement will survive termination or expiration hereof.

19. AMENDMENT

A. Packeteer may, from time to time, (i) add products to its current product list, (ii) change list prices subject to the provisions of article 3.A or (iii) implement special
         promotional programs, at Packeteer's discretion, after reasonable notice to Reseller.

B. Packeteer may, from time to time delete Products from its current product list upon ninety (90) days written notification prior to such deletion (the "Notice Period"). Reseller may then make a last-time order of such Products within the Notice Period, which order Packeteer shall accept and deliver.

C. Each party acknowledges that the other has made no commitments regarding duration or renewal of this Agreement beyond those expressly stated herein.

20. GENERAL CONDITIONS

A. Reseller may not assign or transfer this Agreement, except to any other company of the Alcatel Group. Any attempted assignment or transfer by Reseller will be void.

B. The failure of either party to require performance by the other party of any provision of this Agreement will not affect the full right to require such performance at any time thereafter; nor will the waiver by either party of a breach of any provision be taken or held to be a waiver of the provision itself.

C. This Agreement and the attached Addenda contain the entire and only understanding between the parties relating to the subject matter hereof. No modification of this Agreement will be binding on either party unless made in writing and signed by both parties.

D. No U.S. government procurement regulations will be deemed included hereunder or binding on either party unless specifically accepted in writing and signed by both parties.

E. This Agreement will be governed by the laws of the State of California. The United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.


21. THE ADDENDA LISTED BELOW ARE ATTACHED TO AND MADE A PART OF THIS AGREEMENT.

     X     ADDENDUM A (Territory, Products, Discounts, Volume and Purchase
---------- Objectives)

     X     ADDENDUM B (End User License)
----------

     X     ADDENDUM C (Limited Distribution Agreement for Reseller)
----------

     X     ADDENDUM D (Authorized Unit Approval Addendum)
----------

     X     ADDENDUM E (Year 2000 Readiness Disclosure)
----------


22. AUTHORIZED SIGNATURES


A.   RESELLER                                  B.   PACKETEER
     /s/ Oliver Basada
     --------------------------------          --------------------------------
     Authorized Signature                      Authorized Signature


     --------------------------------          --------------------------------
     Typed or Printed Name                     Typed or Printed Name


     --------------------------------          --------------------------------
     Title                                     Title

                                   ADDENDUM A


1.       TERRITORY

The World.


--------------------------------------------------------------------------------


2.       PRODUCT AND PRICES


Product ID        Product Description                                                  List Prices
----------        -------------------                                                 -------------
PS1000            PacketShaper 1000 Branch Office Bandwidth Management                 $ 4,000.00
PS2000            PacketShaper 2000 Business Critical Bandwidth Management             $ 8,000.00
PS4000            PacketShaper 4000 Broadband Bandwidth Management                     $16,000.00

PM1000            ProSupport1000 Premium Maintenance Agreement                         $   495.00
PM2000            ProSupport2000 Premium Maintenance Agreement                         $   995.00
PM4000            ProSupport4000 Premium Maintenance Agreement                         $ 1,895.00

BM1000            ProSupport1000 Partner Maintenance Agreement                         $   345.00
BM2000            ProSupport2000 Partner Maintenance Agreement                         $   695.00
BM4000            ProSupport4000 Partner Maintenance Agreement                         $ 1,295.00


3.       DISCOUNT

A maximum discount of [*] will apply to the worldwide list prices of products listed above, as amended from time to time.

This discount will be implemented as follows:

- A discount of [*] off list prices of Products will be applied to all orders placed by Reseller.

- If the cumulative amount of orders placed by Reseller is below the US$ [*] non binding Purchase Objective as defined below, then, Packeteer will pay Alcatel Business Systems a [*] pay-back so that the total discount reaches [*]. Such pay-back will be payable quarterly within sixty days of the close of the quarter.

- If the cumulative amount of orders placed by Reseller exceeds the US$ [*] threshold then Packeteer will pay Alcatel Business Systems an additional [*] pay-back so that the maximum [*] discount level be reached. Such additional pay-back will be payable on an annual basis within 60 days of the close of the fiscal year.

         The same pay-back mechanism and identical payment terms will be applied to orders placed during the 2000 fiscal year with respect to the US$ [*] non binding Purchase Objective.


4.       NON BINDING PURCHASE OBJECTIVES

Non binding quarterly Purchase Objectives will be provided by Alcatel. The overall non binding Purchase Objective cumulated for the 1999 fiscal year and the 2000 fiscal year is US$ [*]. It is expected that US$ [*] will be made in fiscal year 1999 and US$ [*] will be made in fiscal year 2000.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   ADDENDUM B

                          PACKETEER END USER AGREEMENT



THE FOLLOWING IS A SAMPLE FORM OF THE PACKETEER END USER AGREEMENT AS OF THE EFFECTIVE DATE:

"THIS AGREEMENT IS PROOF OF YOUR RIGHT TO USE THE SOFTWARE CONTAINED IN THE PACKETEER PACKETSHAPER PRODUCT AND CONTAINS ADDITIONAL INFORMATION CONCERNING PACKETEER'S PRODUCT WARRANTY AND LIMITATIONS OF LIABILITY. PLEASE READ IT CAREFULLY.

THIS AGREEMENT IS BETWEEN YOU (EITHER AN INDIVIDUAL OR AN ENTITY) AND PACKETEER, INC. ("PACKETEER"). PACKETEER IS WILLING TO GRANT YOU THE FOLLOWING RIGHTS TO USE THE SOFTWARE INCORPORATED IN OR SUPPLIED WITH THE PACKETEER PACKETSHAPER PRODUCT AND ITS ACCOMPANYING DOCUMENTATION (COLLECTIVELY, THE "PACKETEER SOFTWARE") ONLY IF YOU AGREE TO BE BOUND BY ALL OF THE TERMS OF THIS AGREEMENT. BY INSTALLING THE PRODUCT (THE "EQUIPMENT") OR USING THE PACKETEER SOFTWARE, YOU AGREE TO BE BOUND BY ALL THE TERMS OF THIS AGREEMENT. IF YOU DO NOT AGREE TO BE BOUND BY ANY OF THE TERMS OF THIS AGREEMENT, PACKETEER IS UNWILLING TO GRANT YOU ANY RIGHTS TO USE THE PACKETEER SOFTWARE AND YOU MUST NOT USE THE PACKETEER SOFTWARE OR THE EQUIPMENT; INSTEAD YOU MUST PROMPTLY RETURN THE EQUIPMENT AND PACKETEER SOFTWARE FOR A FULL REFUND TO PACKETEER OR TO THE AUTHORIZED PACKETEER RESELLER THAT PROVIDED YOU WITH THE PRODUCT.

1. OWNERSHIP: The Packeteer Software is and shall remain a proprietary product of Packeteer. Packeteer and Packeteer's suppliers shall retain ownership of all patents, copyrights, trademarks, trade names, trade secrets and other proprietary rights relating to or residing in the Packeteer Software and Equipment. Except for the license grant provided in Section 2, you shall have no right, title or interest in or to the Packeteer Software. The Packeteer Software is licensed, not sold, to you for use only under the terms of this Agreement.

2. GRANT OF LICENSE: Packeteer grants you a non-transferable (except as set forth in this Section) non-exclusive, restricted right to use the Packeteer Software as incorporated in or supplied with the Equipment and solely in connection with the operation of the Equipment for your own internal business purposes. You understand that Packeteer may update the Packeteer Software at any time and in doing so incurs no obligation to furnish such updates to you pursuant to this Agreement. You may transfer the license to use the Packeteer Software only in connection with a sale or transfer of the Equipment and as included with the Equipment and not on a standalone basis, provided the buyer or transferee agrees to be bound by the terms and conditions of this Agreement.

3. RESTRICTIONS: Packeteer reserves all rights in the Packeteer Software not expressly granted to you. Except as permitted in Section 2, you may not use, copy, modify, create derivative works of, distribute, sell, assign, pledge, sublicense, lease, loan, rent, timeshare, deliver or otherwise transfer the Packeteer Software, nor permit any other party to do any of the foregoing. You may not remove from the Packeteer Software, or alter, any of the trademarks, trade names, logos, patent or copyright notices or markings, or add any other notices or markings to the Packeteer Software. To the extent permissible by applicable law, you may not derive or attempt to derive the source code of the Packeteer Software by any means, nor permit any other party to derive or attempt to derive such source code. To the extent permissible by applicable law, you may not reverse engineer, decompile, disassemble, or translate the Packeteer Software or any part thereof.

 4. LIMITED WARRANTY: Packeteer does not warrant that the functions contained in the Packeteer Software and Equipment will meet your requirements or that the operation of your Packeteer Software or Equipment will be uninterrupted or error free. Packeteer warrants that for a period of one year from your date of receipt of the Equipment and Packeteer Software, (i) the Equipment will be free of any defects in materials and workmanship and (ii) the Packeteer Software will perform substantially in accordance with the accompanying documentation. This limited warranty is void if failure of the Equipment or Packeteer Software to conform with the warranty has resulted from improper installation, testing, misuse, neglect, accident, fire or other hazard, or any breach of this Agreement.

5. LIMITED REMEDIES: In the event of a breach of the foregoing limited warranty, you must return the Equipment and Packeteer Software to Packeteer or the Packeteer authorized reseller that provided you with the Packeteer Software, postage prepaid, before the expiration of the warranty period, with a copy of the invoice for the unit. Packeteer's sole and exclusive obligation and your sole and exclusive remedy shall be, at Packeteer's sole discretion, to either
(i) repair the Packeteer Software or Equipment; (ii) provide a replacement Equipment unit or a replacement copy of the Packeteer Software or (iii) refund the amount you paid for the unit and terminate this Agreement. Any replacement copy of the Packeteer Software or replacement Equipment unit will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer.

6. NO OTHER WARRANTIES: OTHER THAN THE FOREGOING LIMITED WARRANTY, PACKETEER HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. SOME JURISDICTIONS DO NOT ALLOW THE DISCLAIMER OF IMPLIED WARRANTIES, SO THE ABOVE DISCLAIMER MAY NOT APPLY TO YOU, IN WHICH CASE THE DURATION OF ANY SUCH IMPLIED WARRANTIES IS LIMITED TO SIXTY (60) DAYS FROM THE DATE THE EQUIPMENT AND PACKETEER SOFTWARE ARE RECEIVED BY YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS. YOU MAY HAVE OTHER LEGAL RIGHTS WHICH VARY FROM JURISDICTION TO JURISDICTION.

7. LIMITATION OF LIABILITY: PACKETEER'S AGGREGATE LIABILITY IN CONNECTION WITH THIS AGREEMENT, THE PACKETEER SOFTWARE AND THE EQUIPMENT, REGARDLESS OF THE FORM OF THE ACTION GIVING RISE TO SUCH LIABILITY (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL NOT EXCEED THE AMOUNT PAID BY YOU DIRECTLY TO PACKETEER OR PAID BY YOU TO PACKETEER THROUGH AN AUTHORIZED RESELLER. PACKETEER SHALL NOT BE LIABLE TO YOU FOR ANY INDIRECT, EXEMPLARY, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOSS OF DATA, EQUIPMENT DOWNTIME OR LOST PROFITS), EVEN IF PACKETEER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES SO THE ABOVE

LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU. THE LIMITED WARRANTY, LIMITED REMEDIES AND LIMITED LIABILITY PROVISIONS CONTAINED IN THIS AGREEMENT ARE FUNDAMENTAL PARTS OF THE BASIS OF PACKETEER'S BARGAIN HEREUNDER, AND PACKETEER WOULD NOT BE ABLE TO PROVIDE THE PACKETSHAPER TO YOU ABSENT SUCH LIMITATIONS.

8. GOVERNMENT END USERS: The Packeteer Software is comprised of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212 (SEPT 1995) and is provided to the Government
(i) for acquisition by or on behalf of civilian agencies, consistent with the policy set forth in 48 C.F.R. 12.212; or (ii) for acquisition by or on behalf of units of the Department of Defense, consistent with the policies set forth in 48 C.F.R. 227-7202-1 (JUN 1995) and 227.7202-3 (JUN 1995).

9. EXPORT CONTROL: Since the Packeteer Software is subject to the export control laws of the United States, you may not export or re-export the Packeteer Software without the appropriate United States and foreign government licenses. You shall otherwise comply with all applicable export control laws and shall defend, indemnify and hold Packeteer and all Packeteer suppliers harmless from any claims arising out of your violation of such export control laws.

10. GENERAL: This Agreement shall for all purposes be governed by and interpreted in accordance with the laws of the State of California, USA, as those laws are applied to contracts entered into and to be performed entirely in California by California residents. The United Nations Convention on Contracts for the International Sale of Goods is specifically disclaimed. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable for any reason, the remaining provisions hereof shall be unaffected and remain in full force and effect. This Agreement is the final, complete and exclusive agreement between the parties relating to the subject matter hereof, and supersedes all prior or contemporaneous understandings and agreements relating to such subject matter, whether oral or written. Should you have any questions regarding this Agreement, or if you desire to contact Packeteer for any reason, please write to: Packeteer, Inc., 10495 N. De Anza Blvd., Cupertino, California 95014, U.S.A."

                                   ADDENDUM C

                   LIMITED DISTRIBUTION AGREEMENT FOR RESELLER


As outlined in this addendum, Packeteer grants Reseller a non-transferable, non-exclusive right to act as a Distributor by supplying product to, training and supporting VARs engaged in the resale of Products to end users.


Territory in which Reseller can act as a Distributor: The World
                                                                ---------------


When selling to eligible VARs in the Territory in which Reseller can act as a Distributor, the following terms apply:

1. DISTRIBUTOR PRICING: Reseller is eligible for an additional discount of [*] percentage points beyond the stated Reseller discount in Addendum
         A for products sold to VARs who resell to End Users. To obtain the additional discount, Reseller must either supply VAR information on relevant purchase orders or, if selling product from inventory, request a credit when submitting monthly POS reports.

2. DEFECTIVE UNITS: Packeteer will repair, replace or provide credit to Reseller for any Packeteer Product found defective by Reseller's VAR within 45 days of Product shipment from Reseller to Reseller's VAR and prior to its sale to the End User.

3. DISTRIBUTOR RESPONSIBILITIES: Reseller will provide first line technical support and sales support for the Products sold to its VARs.

4. RECORD KEEPING: Reseller must indicate in monthly POS reports the customers that are VARs,.

5. LIMITATION OF REMEDIES AND LIABILITY: The limitations stated in the Reseller Agreement about commitments made by Reseller to its End Users also apply to commitments made by Reseller to its VARs and commitments made by Reseller's VARs to their End Users.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   ADDENDUM D


                        Authorized Unit Approval Addendum



This Agreement is made this .... Day of .... 1999, between (i) Alcatel Business
Systems, a French Company with its registered office located in 12, rue de la Baume, 75008 Paris - France ("Alcatel") and (ii) Packeteer Inc., a company incorporated in ......... ("Packeteer") and (iii).............................
 ............... (the "Unit")



PREAMBLE

Whereas Alcatel and Packeteer entered into a Reseller Agreement (the "Reseller
Agreement") dated ....., 1999 for the distribution of certain Packeteer Products further described in Addendum A thereto.

Whereas the Reseller Agreement provides that Authorized Units may place orders directly with Packeteer for the Products if such companies agree in writing to be bound by the terms of the Reseller Agreement.

Whereas the Unit desires to be authorized to purchase Products under the terms of the Reseller Agreement; and

Whereas, to that effect, this Agreement shall serve to bind the Unit to the terms and conditions of the Reseller Agreement.



AGREEMENT:

1. Defined terms in this Agreement shall have the same meaning as in the Reseller Agreement.

2. The Unit agrees to be bound in all regards under the terms and conditions of the Reseller Agreement.

3. The Unit understands that it is solely responsible for payment for any Products that are acquired from Packeteer under the Reseller Agreement. All invoices to the Unit should be sent to:

                          .............................
                          .............................
                          Attn: .......................

4. All notices required to be given under this Agreement will be in writing, by fax or through electronic transmission and sent to the address set above (or to such other address as the Unit shall designate by written notice to Packeteer).

5. Subject to the foregoing under the terms of the Reseller Agreement, the Unit is hereby authorized to purchase Products from Packeteer as an Authorized Unit under the Reseller Agreement.




         ------------------------------          ----------------------------
         Packeteer,                              Alcatel Business Systems,





                         -------------------------------
                                     "Unit",

                                   ADDENDUM E



                 PACKETEER, INC. YEAR 2000 READINESS DISCLOSURE

                         Last Updated: November 26, 1998

Packeteer, Inc. is pleased to provide its Year 2000 Readiness Disclosure, which is intended to assist you in assessing your Year 2000 needs.

Packeteer, Inc. considers a product Year 2000 ready if the product's performance and functionality are unaffected by processing of dates just prior to, during, and just after the Year 2000, provided that all hardware, firmware, software and databases used in combination with the product properly exchange accurate and correctly formatted date data with the product.

Packeteer, Inc. products that are Year 2000 ready:

            PacketShaper Model 1000 v3.00
            PacketShaper Model 2000 v3.00
            PacketShaper Model 4000 v3.00

Based on testing to date, users of these products in the designated versions (or later) will not need any additional upgrades for Year 2000 readiness.

This statement CONSTITUTES WARRANTY, for year 2000 compliance purposes only. Packeteer, Inc.'s obligations and responsibilities regarding Packeteer products are governed solely by the agreements under which they are sold or licensed. LIMITATION OF LIABILITY: PACKETEER'S AGGREGATE LIABILITY IN CONNECTION WITH THIS STATEMENT, THE PACKETEER SOFTWARE AND THE EQUIPMENT, REGARDLESS OF THE FORM OF THE ACTION GIVING RISE TO SUCH LIABILITY (WHETHER IN CONTRACT, TORT OR OTHERWISE), SHALL NOT EXCEED THE AMOUNT PAID BY YOU TO PACKETEER. PACKETEER SHALL NOT BE LIABLE TO YOU FOR ANY INDIRECT, EXEMPLARY, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION LOSS OF DATA, EQUIPMENT DOWNTIME OR LOST PROFITS), EVEN IF PACKETEER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU. THE LIMITED WARRANTY, LIMITED REMEDIES AND LIMITED LIABILITY PROVISIONS CONTAINED IN THIS AGREEMENT ARE FUNDAMENTAL PARTS OF THE BASIS OF PACKETEER'S BARGAIN HEREUNDER, AND PACKETEER WOULD NOT BE ABLE TO PROVIDE THE PACKETSHAPER TO YOU ABSENT SUCH LIMITATIONS. If you are aware of any problems with our products which we have described as Year 2000 ready, or if you have any questions, please bring them to our attention immediately by contacting your customer by contacting Packeteer, Inc. directly as set forth below.

            By Mail: Packeteer, Inc.
            Director of Customer Operations
            10495 N. De Anza Blvd.
            Cupertino, CA 95014
            By Phone: (408) 873-4400
            By Email: support@packeteer.com